                               TERM LOAN AGREEMENT




                            Dated as of June 3, 1999




                                     between




                               SVI HOLDINGS, INC.

                                       and


                         UNION BANK OF CALIFORNIA, N.A.

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

Article 1
      DEFINITIONS AND ACCOUNTING TERMS.........................................1
      1.1  Defined Terms.......................................................1
      1.2  Use of Defined Terms...............................................23
      1.3  Accounting Terms...................................................24
      1.4  Exhibits and Schedules.............................................24
      1.5  References to "Borrower and its Subsidiaries"......................24
      1.6  Miscellaneous Terms................................................24

Article 2
      TERM LOANS..............................................................25
      2.1  Term Loans-General.................................................25
      2.2  Alternate Base Rate Loans..........................................26
      2.3  Eurodollar Rate Loans..............................................26

Article 3
      PAYMENTS AND FEES.......................................................27
      3.1  Principal and Interest.............................................27
      3.2  Intentionally Omitted..............................................28
      3.3  Loan Fee...........................................................28
      3.4  Examination Fee....................................................29
      3.5  Increased Commitment Costs.........................................29
      3.6  Eurodollar Costs and Related Matters...............................29
      3.7  Late Payments......................................................33
      3.8  Computation of Interest and Fees...................................33
      3.9  Non-Banking Days...................................................33
      3.10  Manner and Treatment of Payments..................................33
      3.11  Intentionally Omitted. ...........................................34
      3.12  Failure to Charge Not Subsequent Waiver...........................34
      3.13  Intentionally Omitted.............................................35
      3.14  Fee Determination Detail..........................................35
      3.15  Survivability.....................................................35

Article 4
      REPRESENTATIONS AND WARRANTIES..........................................36
      4.1  Existence and Qualification; Power; Compliance With Laws...........36


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


      4.2  Authority; Compliance With Other Agreements and Instruments and
           Government Regulations.............................................36
      4.3  No Governmental Approvals Required.................................37
      4.4  Subsidiaries.......................................................37
      4.5  Financial Statements...............................................38
      4.6  No Other Liabilities; No Material Adverse Changes..................38
      4.7  Title to and Location of Property..................................39
      4.8  Intangible Assets..................................................39
      4.9  Public Utility Holding Company Act.................................39
      4.10  Litigation........................................................39
      4.11  Binding Obligations...............................................39
      4.12  No Default........................................................40
      4.13  ERISA.............................................................40
      4.14  Regulation U; Investment Company Act..............................40
      4.15  Disclosure........................................................41
      4.16  Tax Liability.....................................................41
      4.17  Projections.......................................................41
      4.18  Hazardous Materials...............................................41
      4.19  Security Interests................................................41

Article 5
      AFFIRMATIVE COVENANTS
      (OTHER THAN INFORMATION AND
      REPORTING REQUIREMENTS).................................................43
      5.1  Payment of Taxes and Other Potential Liens.........................43
      5.2  Preservation of Existence..........................................43
      5.3  Maintenance of Properties..........................................43
      5.4  Maintenance of Insurance...........................................43
      5.5  Compliance With Laws...............................................44
      5.6  Inspection Rights..................................................44
      5.7  Keeping of Records and Books of Account............................44
      5.8  Compliance With Agreements.........................................44
      5.9  Use of Proceeds....................................................44
      5.10  Hazardous Materials Laws..........................................44
      5.11  Future Subsidiaries...............................................45
      5.12  Future Real Property..............................................45
      5.13  Year 2000 Compliance..............................................45

Article 6
      NEGATIVE COVENANTS......................................................46
      6.1  Payment of Subordinated Obligations................................46


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


      6.2  Disposition of Property............................................46
      6.3  Mergers............................................................46
      6.4  Hostile Acquisitions...............................................46
      6.5  Acquisitions.......................................................47
      6.6  Distributions......................................................47
      6.7  ERISA..............................................................47
      6.8  Change in Nature of Business.......................................47
      6.9  Liens and Negative Pledges.........................................47
      6.10  Indebtedness and Guaranty Obligations.............................48
      6.11  Transactions with Affiliates......................................49
      6.12  Investments.......................................................49
      6.13  Capital Expenditures..............................................50
      6.14  Operating Leases..................................................50
      6.15  Subsidiary Indebtedness...........................................50
      6.16  Amendments to Subordinated Obligations............................50
      6.17  Minimum Book Net Worth............................................50

Article 7
      INFORMATION AND REPORTING REQUIREMENTS..................................51
      7.1  Financial and Business Information.................................51
      7.2  Compliance Certificates............................................53

Article 8
      CONDITIONS..............................................................54
      8.1  The Loans..........................................................54
      8.2  Refinance Loan.....................................................56

Article 9
      EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
       .......................................................................58
      9.1  Events of Default..................................................58
      9.2  Remedies Upon Event of Default.....................................60

Article 10
      [INTENTIONALLY OMITTED].................................................62

Article 11
      MISCELLANEOUS...........................................................63
      11.1  Cumulative Remedies; No Waiver....................................63
      11.2  Amendments; Consents..............................................63
      11.3  Costs, Expenses and Taxes.........................................63

      11.4  Intentionally Omitted.............................................64
      11.5  Survival of Representations and Warranties........................64
      11.6  Notices...........................................................64
      11.7  Execution of Loan Documents.......................................64
      11.8  Binding Effect; Assignment........................................65
      11.9  Right of Setoff...................................................66
      11.10  Intentionally Omit...............................................66
      11.11  Indemnity by Borrower............................................66
      11.12  Nonliability of Lender...........................................67
      11.13  No Third Parties Benefitted......................................68
      11.14  Confidentiality..................................................68
      11.15  Further Assurances...............................................69
      11.16  Integration......................................................69
      11.17  Governing Law; JURISDICTION AND VENUE............................69
      11.18  Severability of Provisions.......................................70
      11.19  Headings.........................................................70
      11.20  Time of the Essence..............................................70
      11.21  Intentionally Omitted............................................70
      11.22  Hazardous Material Indemnity.....................................70
      11.23  Waiver of Right to Trial by Jury.................................71
      11.24  Purported Oral Amendments........................................71

EXHIBITS

A       -      Borrower Security Agreement
B       -      Compliance Certificate
C       -      Pledge Agreement
D       -      Projections
E       -      Request for Loan/Conversion
F       -      Subsidiary Guaranty
G       -      Subsidiary Security Agreement
H       -      Term Loan A Note
I       -      Term Loan B Note


SCHEDULES

4.4            Subsidiaries
4.6            Material Adverse Changes
4.7A           Existing Liens, Negative Pledges and Rights of Others
4.7B           Location of Property


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


4.8            Trade Names
4.10           Material Litigation
4.18           Hazardous Materials Matters
6.10           Existing Indebtedness and Guaranty Obligations

                            Dated as of June 3, 1999

         THIS TERM LOAN AGREEMENT is entered into by and between SVI HOLDINGS, INC., a Nevada corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A. ("Lender"), with reference to the following facts:

                                    RECITALS
                                    --------

                  A. Borrower has requested that Lender provide Borrower with term loans in the amount of $15,000,000 and $3,500,000 to facilitate Borrower's consummation of the Island Pacific Acquisition (as hereinafter defined).

                  B. Lender is willing to provide Borrower with such loans on the terms and conditions set forth below.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


                                    Article 1
                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------


                  1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "ACQUISITION" means any transaction, or any series of related transactions, consummated after the Closing Date, by which Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, whether through purchase of assets, merger or otherwise, (b) acquires control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (c) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person engaged in an ongoing business that is not managed by a board of directors or other governing body, including, without limitation, the Island Pacific Acquisition.

                  "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); PROVIDED that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to be an Affiliate of such corporation, partnership or other Person.

                  "AGREEMENT" means this Term Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                  "ALTERNATE BASE RATE" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the HIGHER OF (a) the Prime Rate in effect on such date or
         (b) the Federal Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

                  "ALTERNATE BASE RATE LOAN" means the entire principal balance of a Loan or that portion of the principal balance of a Loan which is specified to be an Alternate Base Rate Loan in accordance with ARTICLE 2.

                  "APPLICABLE ALTERNATE BASE RATE MARGIN" means (i) with respect to Term Loan A, 1/4 of 1% (25 basis points), and (ii) with respect to Term Loan B, 1/2 of 1% (50 basis points) .

                  "APPLICABLE EURODOLLAR RATE MARGIN" means (i) with respect to Term Loan A, 2.75% (275 basis points), and (ii) with respect to Term Loan B, 3.00% (300 basis points).

                  "BANKING DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday, OTHER THAN a day on which banks are authorized or required to be closed in California.

                  "BOOK NET WORTH" means, as of any date of determination, the consolidated total assets of Borrower and its Subsidiaries MINUS the consolidated total liabilities of Borrower and its Subsidiaries, determined in accordance with GAAP, consistently applied.

                  "BORROWER" has the meaning specified in the introduction to this Agreement.

                  "BORROWER SECURITY AGREEMENT" means the security agreement to be executed and delivered pursuant to ARTICLE 8 by Borrower, in the form of EXHIBIT A, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "CAPITAL EXPENDITURE" means any expenditure by Borrower or any of its Subsidiaries for or related to fixed assets or purchased intangibles that is treated as a capital expenditure under GAAP, INCLUDING any amount which is required to be treated as an asset subject to a Capital Lease Obligation. The amount of Capital Expenditures in respect of fixed assets purchased or constructed by Borrower or any of its Subsidiaries in any fiscal period shall be NET OF (a) any net sales proceeds received during such fiscal period by Borrower or such Subsidiary for fixed assets sold by Borrower or such Subsidiary and (b) any casualty insurance proceeds received during such fiscal period by Borrower or such Subsidiary for casualties to fixed assets and applied to the repair or replacement thereof.

                  "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

                  "CASH" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP, consistently applied.

                  "CASH EQUIVALENTS" means, when used in connection with any Person, that Person's Investments in:

                           (a) Government Securities due within one year after the date of the making of the Investment;

                           (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year from the making of the Investment;

                           (c) certificates of deposit issued by, bank deposits in, Eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by Lender or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

                           (d) certificates of deposit issued by, bank deposits in, Eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by Lender or any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

                           (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; PROVIDED that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

                           (f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year after the date of the making of the Investment;

                           (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by Lender or a bank described in clauses (c) or (d) above; PROVIDED that (y) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (z) the aggregate amount of all such Investments does not exceed $15,000,000;

                           (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the Types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.); and

                           (i) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America, or a participation interest therein; PROVIDED that (i) commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.),
         (ii) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (iii) the aggregate amount of all such Investments does not exceed $15,000,000.

                  "CASH INCOME TAXES" means, with respect to any fiscal period, taxes on or measured by the income of Borrower that are paid or currently payable in Cash by Borrower during that fiscal period.

                  "CASH INTEREST EXPENSE" means Interest Expense that is paid or currently payable in Cash.

                  "CERTIFICATE" means a certificate signed by a Senior Officer or Responsible Official (as applicable) of the Person providing the certificate.

                  "CHANGE IN CONTROL" means (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 20% or more of the outstanding Common Stock, (b) Borrower consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person or any Person consolidates with or merges into Borrower, in either event pursuant to a transaction in which the outstanding Common Stock is changed into or exchanged for cash, securities or other property, with the effect that any Unrelated Person becomes the beneficial owner, directly or indirectly, of 20% or more of Common Stock or that the Persons who were the holders of Common Stock immediately prior to the transaction hold less than 80% of the common stock of the surviving corporation after the transaction, (c) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office or (d) a "change in control" as defined in any document governing Indebtedness of Borrower in excess of $5,000,000 which gives the holders of such Indebtedness the right to accelerate or otherwise require payment of such Indebtedness prior to the maturity date thereof.

                  "CLOSING DATE" means the time and Banking Day on which the conditions set forth in Section 8.1 are satisfied or waived. Lender shall notify Borrower of the date that is the Closing Date.

                  "CODE" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

                  "COLLATERAL" means all of the collateral covered by the Collateral Documents.

                  "COLLATERAL DOCUMENTS" means, collectively, the Borrower Security Agreement, the Pledge Agreement, the Subsidiary Security Agreement and any other security agreement, pledge agreement, deed of trust, mortgage, notice to or acknowledgment of a registrar or depositary institution, control agreement or other collateral security agreement executed and delivered by Borrower or any of its Subsidiaries (and executed by any third party whose signature is necessary) to secure the Obligations.

                  "COMMON STOCK" means the common stock of Borrower or its successor.

                  "COMPLIANCE CERTIFICATE" means a certificate in the form of EXHIBIT B, properly completed and signed by a Senior Officer of Borrower.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

                  "CONVERSION" means the conversion of the Loan, or any portion thereof, from one Type to another.

                  "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

                  "DEFAULT" means any event that, with the giving of any applicable notice or passage of time specified in Section 9.1, or both, would be an Event of Default.

                  "DEFAULT RATE" means the SUM OF (a) any incremental interest rate then in effect pursuant to Section 3.1(d) PLUS (b) the interest rate prescribed in Section 3.7.

                  "DESIGNATED DEPOSIT ACCOUNT" means a deposit account to be maintained by Borrower with Union Bank of California, N.A. or one of its Affiliates, as from time to time designated by Borrower by written notification to Lender.

                  "DESIGNATED EURODOLLAR MARKET" means, with respect to any Eurodollar Rate Loan, the London Eurodollar Market.

                  "DISQUALIFIED STOCK" means any capital stock, warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

                  "DISPOSITION" means the sale, transfer or other disposition in any single transaction or series of related transactions of any asset, or group of related assets, of Borrower or any of its Subsidiaries (a) which asset or assets constitute a line of business or substantially all the assets of Borrower or the Subsidiary or (b) the aggregate amount of the Net Cash Sales Proceeds of such assets is more than $500,000, OTHER THAN (i) inventory or other assets sold or otherwise disposed of in the ordinary course of business of Borrower or its Subsidiary, (ii) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or its Subsidiary and (iii) obsolete assets no longer useful in the business of Borrower and its Subsidiaries whose carrying value on the books of Borrower or such Subsidiary is zero or DE MINIMUS.

                  "DISTRIBUTION" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

                  "DOLLARS" or "$" means United States of America dollars.

                  "EBITDA" means with respect to any fiscal period, the SUM OF
         (a) Net Income for that period, PLUS (b) any non-operating non-recurring loss reflected in such Net Income, MINUS (c) any non-operating non-recurring gain reflected in such Net Income, PLUS (d) Interest Expense of Borrower and its Subsidiaries for that period, PLUS
         (e) the aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not payable during that period), MINUS (f) the aggregate amount of federal and state credits against taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not usable during that period), PLUS (g) depreciation, amortization and all other non-cash expenses of Borrower and its Subsidiaries for that period, in each case as determined in accordance with GAAP, consistently applied.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

                  "ERISA AFFILIATE" means each Person (whether or not incorporated) which is required to be aggregated with Borrower pursuant to Section 414 of the Code.

                  "EURODOLLAR BANKING DAY" means any Banking Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

                  "EURODOLLAR LENDING OFFICE" means Lender's office or branch so designated by written notice to Borrower as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by Lender, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

                  "EURODOLLAR MARKET" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

                  "EURODOLLAR OBLIGATIONS" means eurocurrency liabilities, as defined in Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over Lender.

                  "EURODOLLAR PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date specified by Borrower pursuant to
         Section 2.1(b) and ending 1, 2 or 6 months (or, with the written consent of Lender, any other period) thereafter, as specified by Borrower in the applicable Request for Loan/Conversion; PROVIDED that:

                           (a) The first day of any Eurodollar Period shall be a
                  Eurodollar Banking Day;

                           (b) Any Eurodollar Period that would otherwise end on
                  a day that is not a Eurodollar Banking Day shall be extended to the immediately succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the immediately preceding Eurodollar Banking Day; and

                           (c) No Eurodollar Period shall extend beyond the
                  Maturity Date.

                  "EURODOLLAR RATE" means, with respect to any Eurodollar Rate Loan, the average of the interest rates per annum (rounded upward, if necessary, to the next 1/16 of 1%) at which deposits in Dollars are offered to Lender in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Loan to be made by Lender with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period.

                  "EURODOLLAR RATE LOAN" means the entire principal balance of a Loan or such portion or portions thereof specified to be a Eurodollar Rate Loan in accordance with ARTICLE 2.

                  "EVENT OF DEFAULT" shall have the meaning provided in Section 9.1.

                  "FEDERAL FUNDS RATE" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Lender of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

                  "FISCAL QUARTER" means the fiscal quarter of Borrower ending on each June 30, September 30, December 31 and March 31.

                  "FISCAL YEAR" means the fiscal year of Borrower ending on each March 31.

                  "FIXED CHARGE COVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the RATIO OF (a) EBITDA for the fiscal period consisting of the four (4) Fiscal Quarters ended on that date MINUS Capital Expenditures made by Borrower and its Subsidiaries during such fiscal period TO (b) THE SUM OF (i) Interest Expense of Borrower and its Subsidiaries for such fiscal period PLUS (ii) income taxes of Borrower payable with respect to such fiscal period plus (iii) Cash dividends on Common Stock paid during such periods PLUS (iv) regularly scheduled payments on long-term debt of Borrower and its Subsidiaries coming due within twelve months of such date PLUS (v) regularly scheduled payments on long-term lease obligations of Borrower and its Subsidiaries coming due within twelve months of such date.

                  "FOREIGN SUBSIDIARY" means a Subsidiary of Borrower that (a) is organized under the Laws of a country (or political subdivision thereof) OTHER THAN the United States of America and (b) holds all or substantially all of its assets outside the United States of America.

                  "GAAP" means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "CONSISTENTLY APPLIED," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

                  "GOVERNMENT SECURITIES" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

                  "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body or (c) any court or administrative tribunal of competent jurisdiction.

                  "GUARANTY OBLIGATION" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, INCLUDING any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected or disclosed in the consolidated financial statements (or notes thereto) of Borrower.

                  "HAZARDOUS MATERIALS" means substances defined as "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq. or any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

                  "HAZARDOUS MATERIALS LAWS" means all Laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any of the Real Property.

                  "INDEBTEDNESS" means, as to any Person (without duplication),
         (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (EXCLUDING trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), INCLUDING any Guaranty Obligation for any such indebtedness,
         (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the fair market value of such assets as determined in good faith by such Person, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person, and (f) any net obligations of such Person under Interest Rate Protection Agreements.

                  "INTANGIBLE ASSETS" means assets that are considered intangible assets under GAAP, INCLUDING customer lists, goodwill, covenants not to compete, copyrights, trade names, trademarks and patents.

                  "INTEREST EXPENSE" means, with respect to any Person and as of the last day of any fiscal period, the SUM OF (a) all interest, fees, charges and related expenses (in each case as such expenses are calculated according to GAAP) paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (INCLUDING any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP PLUS (b) the portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

                  "INVESTMENT" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, INCLUDING any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (MINUS any return of capital with respect to such Investment which has actually been received in Cash or has been converted into
         Cash), without adjustment for subsequent increases or decreases in the value of such Investment.

                  "ISLAND PACIFIC" means Island Pacific Systems Corporation, a California corporation.

                  "ISLAND PACIFIC ACQUISITION" means the Acquisition by Borrower or one of its Affiliates, on terms and conditions reasonably acceptable to Lender, of substantially all of the capital stock of Island Pacific.

                  "JOINT VENTURE" means any Investment by Borrower in any Person that is not a Wholly-Owned Subsidiary of Borrower, which Person is engaged in the same or a similar line of business as Borrower.

                  "LAWS" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

                  "LENDER" has the meaning specified in the introduction to this Agreement.

                  "LENDER'S OFFICE" means Lender's address as set forth on the signature page of this Agreement, or such other address as Lender hereafter may designate by written notice to Borrower.

                  "LEVERAGE RATIO" means, as of the last day of an applicable Fiscal Quarter, the RATIO OF (a) all Indebtedness of Borrower and its Subsidiaries on that date TO (b) EBITDA for the fiscal period consisting of the four (4) Fiscal Quarters ended on that date.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, INCLUDING any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of any financing statement (OTHER THAN a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

                  "LOANS" means, collectively, Term Loan A and Term Loan B, and "LOAN" means either one of Term Loan A or Term Loan B, individually.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Subsidiary Guaranty, the Collateral Documents, and any other agreements of any Type or nature hereafter executed and delivered by Borrower or any of the Subsidiary Guarantors to Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

                  "MARGIN STOCK" means "margin stock" as such term is defined in Regulation U.

                  "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (a) has had or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) has been or could reasonably be expected to be substantial and adverse to the business or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole or (c) has materially impaired or could reason ably be expected to materially impair the ability of Borrower to perform the Obligations.

                  "MONTHLY PAYMENT DATE" means the last day of each calendar month.

                  "MULTIEMPLOYER PLAN" means any employee benefit plan of the Type described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contributes or is obligated to contribute.

                  "NEGATIVE PLEDGE" means a Contractual Obligation which contains a covenant binding on Borrower or any of its Subsidiaries that prohibits Liens on any of its Property, OTHER THAN (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Lien which affects only the Property that is the subject of such Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

                  "NET CASH ISSUANCE PROCEEDS" means, with respect to the issuance of any debt security or equity security by Borrower or any of its Subsidiaries, the Cash proceeds received by or for the account of Borrower or such Subsidiary in consideration of such issuance NET OF
         (a) underwriting discounts and commissions actually paid to any Person not an Affiliate of Borrower and (b) professional fees and disbursements actually paid in connection therewith.

                  "NET CASH SALES PROCEEDS" means, with respect to any Disposition, the SUM OF (a) the Cash proceeds received by or for the account of Borrower and its Subsidiaries from such Disposition PLUS (b) the amount of Cash received by or for the account of Borrower and its Subsidiaries upon the sale, collection or other liquidation of any proceeds that are not Cash from such Disposition, in each case NET OF
         (i) any amount required to be paid to any Person owning an interest in the assets disposed of, (ii) any amount applied to the repayment of Indebtedness secured by a Lien permitted under Section 6.9 on the asset disposed of, (iii) any transfer, income or other taxes payable as a result of such Disposition, (iv) professional fees and expenses, fees due to any Governmental Agency, broker's commissions and other out-of-pocket costs of sale actually paid to any Person that is not an Affiliate of Borrower attributable to such Disposition and (v) any reserves established in accordance with GAAP in connection with such Disposition.

                  "NET INCOME" means, with respect to any fiscal period, the consolidated net income of Borrower and its Subsidiaries for that period, determined in accordance with GAAP, consistently applied.

                  "NOTES" means, collectively, the Term Loan A Note and the Term Loan B Note, and "NOTE" means either one of the Term Loan A Note or the Term Loan B Note, individually.

                  "OBLIGATIONS" means all present and future obligations of every kind or nature of Borrower or any of the Subsidiary Guarantors at any time and from time to time owed to Lender under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, INCLUDING obligations of performance as well as obligations of payment, and INCLUDING interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any of the Subsidiary Guarantors.

                  "PARTY" means any Person other than Lender or Lender's successor which now or hereafter is a party to any of the Loan Documents.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

                  "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), OTHER THAN a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrower or to which Borrower contributes or has an obligation to contribute.

                  "PERMITTED ENCUMBRANCES" means:

                           (a) Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material impending risk of loss or forfeiture;

                           (b) defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

                           (c) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;

                           (d) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

                           (e) statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, PROVIDED that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material impending risk of loss or forfeiture;

                           (f) covenants, conditions, and restrictions affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

                           (g) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

                           (h) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business, PROVIDED the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

                           (i) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (OTHER THAN contracts creating or evidencing an extension of credit to the depositor);

                           (j) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

                           (k) Liens consisting of deposits of Property to secure statutory obligations of Borrower;

                           (l) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds;

                           (m) Liens created by or resulting from any litigation or legal proceeding in the ordinary course of business which is currently being contested in good faith by appropriate proceedings, PROVIDED that, adequate reserves have been set aside and no material Property is subject to a material impending risk of loss or forfeiture; and

                           (n) other non-consensual Liens incurred in the ordinary course of business but not in connection with the incurrence of any Indebtedness, which do not in the aggregate, when taken together with all other Liens, materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held.

                  "PERMITTED RIGHT OF OTHERS" means a Right of Others consisting of (a) an interest (OTHER THAN a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the fair market value or use of Property for the purposes for which it is or may reason ably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity and (d) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

                  "PERSON" means any individual or entity, INCLUDING a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

                  "PLEDGE AGREEMENT" means the pledge agreement to be executed and delivered pursuant to ARTICLE 8 by Borrower, in the form of EXHIBIT C, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "PLEDGED COLLATERAL" means (a) the certificates evidencing 100% of the shares of capital stock held by Borrower in all Significant Domestic Subsidiaries and (b) certificates evidencing 65% of the shares of capital stock held by Borrower in all Significant Foreign Subsidiaries other than IBIS Systems Limited.

                  "PRIME RATE" means the rate of interest publicly announced from time to time by Lender in San Francisco, California (or other headquarters city of Lender) as its "reference rate." The "reference rate" is one of several base rates used by Lender and serves as the basis upon which effective rates of interest are calculated for loans and other credits making reference thereto. The "reference rate" is not necessarily the lowest base interest rate used by Lender. The "reference rate" is evidenced by the recording thereof after its announcement in such internal publication or publications as Lender may designate. Any change in the Prime Rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "PROJECTIONS" means the projected financial information prepared by Borrower and attached hereto as EXHIBIT D.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "REAL PROPERTY" means, as of any date of determination, all real property then or theretofore owned, leased or occupied by any of Borrower.

                  "REGULATION D" means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

                  "REGULATION U" means Regulation U, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

                  "REQUEST FOR LOAN/CONVERSION" means a written request for a Loan or for the Conversion of a Loan or a portion thereof from one Type to another, substantially in the form of EXHIBIT E, signed by a Responsible Official of Borrower, on behalf of Borrower, and properly completed to provide all information required to be included therein.

                  "REQUIREMENT OF LAW" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "RESPONSIBLE OFFICIAL" means (a) any Senior Officer of Borrower and (b) any other responsible official of Borrower so designated in a written notice thereof from a Senior Officer to Lender. Lender shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower or any of its Subsidiaries as having been authorized by all necessary corporate, partnership and/or other action on the part of Borrower or such Subsidiary.

                  "RIGHT OF OTHERS" means, as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, INCLUDING any option or right to acquire a Lien; PROVIDED, however, that (a) no covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) no provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right shall be deemed to constitute a Right of Others.

                  "SENIOR OFFICER" means (a) the chief executive officer, (b) the president, (c) any executive vice president, (d) the chief financial officer or (e) the treasurer, in each case of Borrower.

                  "SIGNIFICANT DOMESTIC SUBSIDIARY" means a Significant Subsidiary that is not a Foreign Subsidiary.

                  "SIGNIFICANT FOREIGN SUBSIDIARY" means a Foreign Subsidiary that is a Significant Subsidiary.

                  "SIGNIFICANT SUBSIDIARY" means, collectively, (i) Island Pacific and (ii) each other Subsidiary that either (a) had net income for the Fiscal Year then most recently ended in excess of 5% of Net Income for such Fiscal Year or (b) had assets in excess of 5% of the total assets of Borrower and its Subsidiaries on a consolidated basis as at the end of the Fiscal Year then most recently ended.

                  "SPECIAL EURODOLLAR CIRCUMSTANCE" means the application or adoption after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by Lender or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority.

                  "STOCKHOLDERS' EQUITY" means, as of any date of determination and with respect to any Person, the consolidated stockholders' equity of the Person as of that date determined in accordance with GAAP; PROVIDED that there shall be excluded from Stockholders' Equity any amount attributable to Disqualified Stock.

                  "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of, or about, the date of this Agreement, by and among Borrower, as Buyer, Island Pacific, as the Company, and The Mickelsen Family Trust, Paul Mickelsen, Todd Hammett, Mark Wulff, Phil Friesen and Clayton Harless, collectively as Sellers, relating to Borrower's purchase of all of the issued and outstanding shares of capital stock of Island Pacific.

                  "SUBORDINATED OBLIGATIONS" means any Indebtedness of Borrower that (a) does not have any scheduled principal payment, mandatory principal prepayment or sinking fund payment due prior to the date that is one year after the Maturity Date, (b) is not secured by any Lien on any Property of Borrower or any of its Subsidiaries, (c) is not guaranteed by any Subsidiary of Borrower, (d) is subordinated by its terms in right of payment to the Obligations pursuant to provisions acceptable to Lender, (e) is subject to such financial and other covenants and events of defaults as may be acceptable to Lender and (f) is subject to customary interest blockage and delayed acceleration provisions as may be acceptable to Lender.

                  "SUBSIDIARY" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in any case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

                  "SUBSIDIARY GUARANTORS" means all Significant Domestic Subsidiaries.

                  "SUBSIDIARY GUARANTY" means the continuing guaranty of the Obligations to be executed and delivered pursuant to ARTICLE 8 by the Subsidiary Guarantors, in the form of EXHIBIT F, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "SUBSIDIARY SECURITY AGREEMENT" means the security agreement to be executed and delivered pursuant to ARTICLE 8 by the Subsidiary Guarantors, in the form of EXHIBIT G, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "TERM LOAN A" means the term loan in the original principal amount of $15,000,000 to be provided by Lender to Borrower pursuant to
         Section 2.1(a).

                  "TERM LOAN A MATURITY DATE" means, in respect of Term Loan A, the maturity date of such Loan, which is 180 days after the Closing Date.

                  "TERM LOAN A NOTE" means the Term Loan A Note in the original principal amount of $15,000,000 executed by Borrower to the order of Lender, substantially in the form of EXHIBIT H, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

                  "TERM LOAN B" means the term loan in the original principal amount of $3,500,000 to be provided by Lender to Borrower pursuant to
         Section 2.1(a).

                  "TERM LOAN B MATURITY DATE" means June 1, 2001.

                  "TERM LOAN B NOTE" means the Term Loan B Note in the original principal amount of $3,500,000 executed by Borrower to the order of Lender, substantially in the form of EXHIBIT I, either as originally executed or as the same may from time to time be supplemented, modified, amended, extended or supplanted.

                  "TO THE BEST KNOWLEDGE OF" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person); PROVIDED, HOWEVER, in the case of each representation and warranty made by the Borrower to Lender hereunder in respect of Island Pacific, "to the best knowledge of" Borrower means Borrower's actual knowledge based solely upon the representations and warranties, including the information contained in the related disclosure schedules, made to Borrower by the Sellers under (and as defined in) the Stock Purchase Agreement.

                  "TYPE", when used with respect to any Loan means the designation of whether such Loan is an Alternate Base Rate Loan or a Eurodollar Rate Loan.

                  "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of Borrower, 100% of the capital stock or other equity interest of which is owned, directly or indirectly, by Borrower, EXCEPT for director's qualifying shares required by applicable Laws.

                  1.2 USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

                  1.3 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, EXCEPT as otherwise specifically prescribed herein. In the event that GAAP changes during the term of this Agreement such that the covenants contained in this Agreement would then be calculated in a different manner or with different components, (a) Borrower and Lender agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in ARTICLE 7 to Lender, on the dates therein specified, with financial data presented in a manner which conforms with GAAP as in effect immediately prior to such change.

                  1.4 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

                  1.5 REFERENCES TO "BORROWER AND ITS SUBSIDIARIES". Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

                  1.6 MISCELLANEOUS TERMS. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                    Article 2
                                   TERM LOANS
                                   ----------


                  2.1  TERM LOANS-GENERAL.

                           (a) Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Lender shall make the Loans to Borrower. Lender shall credit the proceeds of the Loans on the Closing Date in immediately available funds to the Designated Deposit Account. Amounts repaid under the Loans may not be reborrowed.

                           (b) Subject to the next sentence, each Loan and each Conversion shall be made pursuant to a Request for Loan/Conversion which shall specify, as applicable, the requested (i) date of the Loan or Conversion, (ii) Type of Loan into which the Loan or a portion thereof is to be converted, (iii) amount of the Loan or Conversion, and
         (iv) in the case of a Eurodollar Rate Loan, the applicable Eurodollar Period. Unless Lender, in its sole and absolute discretion, has notified Borrower to the contrary, the Loans or any Conversion may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Loan/Conversion (conforming to the preceding sentence) in person or by telecopier to Lender. Lender shall incur no liability whatsoever hereunder in acting upon any such telephonic request for a Loan confirmed in person or by telecopier purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify Lender from any loss, cost, expense or liability as a result of so acting.

                           (c) Unless Lender otherwise consents, each Alternate Base Rate Loan shall be not less than $1,000,000 and in an integral multiple of $100,000 and each Eurodollar Rate Loan shall be not less than $3,000,000 and in an integral multiple of $1,000,000.

                           (d) Term Loan A shall be evidenced by the Term Loan A Note and Term Loan B shall be evidenced by the Term Loan B Note.

                           (e) A Request for Loan/Conversion shall be irrevocable upon Lender's receipt thereof.

                           (f) If no Request for Loan/Conversion (or telephonic request therefor referred to in the second sentence of Section 2.1(c), if applicable) has been made within the requisite notice periods set forth in Section 2.2 or 2.3 prior to the end of the Eurodollar Period for any outstanding Eurodollar Rate Loan, then on the last day of such Eurodollar Period, such Eurodollar Rate Loan shall be automatically converted into an Alternate Base Rate Loan in the same amount.

                  2.2 ALTERNATE BASE RATE LOANS. Each request by Borrower for an Alternate Base Rate Loan shall be made pursuant to a Request for Loan/Conversion (or telephonic or other request for loan referred to in the second sentence of Section 2.1(c), if applicable) received by Lender, at Lender's Office, not later than 11:00 a.m. California time, on the date (which must be a Banking Day) immediately prior to the date of the requested Alternate Base Rate Loan. The entire principal balance of each Loan shall constitute an Alternate Base Rate Loan unless all or any portion of such Loan is properly designated as a Eurodollar Rate Loan pursuant to Section 2.3.

                  2.3  EURODOLLAR RATE LOANS.

                           (a) Each request by Borrower for the Conversion of all or a portion of a Loan from an Alternate Base Rate Loan to a Eurodollar Rate Loan shall be made pursuant to a Request For Loan/Conversion (or telephonic or other request therefor referred to in the second sentence of Section 2.1(c), if applicable) received by Lender at Lender Office, not later than 9:00 a.m., California time, at least three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

                           (b) On the date which is two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period, Lender shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

                           (c) Unless Lender otherwise consents, no more than three (3) Eurodollar Rate Loans shall be outstanding at any one time.

                           (d) No Eurodollar Rate Loan may be requested during the continuation of a Default or an Event of Default.

                                    Article 3
                                PAYMENTS AND FEES
                                -----------------


                  3.1 PRINCIPAL AND INTEREST.

                           (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Loan from the Closing Date until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

                           (b) Interest accrued on each Alternate Base Rate Loan shall be due and payable on each Monthly Payment Date. EXCEPT as otherwise provided in Sections 3.1(d) and 3.8, the unpaid principal amount of any Alternate Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate PLUS the Alternate Base Rate Margin. Each change in the interest rate under this
         Section 3.1(b) due to a change in the Alternate Base Rate shall take effect simultaneously with the corresponding change in the Alternate Base Rate.

                           (c) Interest accrued on each Eurodollar Rate Loan which is for a term of two months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan which is for a term of six months shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made and on the last day of the related Eurodollar Period. EXCEPT as otherwise provided in Sections 3.1(d) and 3.8, the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan PLUS the Eurodollar Rate Margin.

                           (d) During the existence of an Event of Default, the Loans shall bear interest at a rate equal to the SUM OF (i) the interest rate specified in Sections 3.1(b) or 3.1(c), whichever is applicable PLUS (ii) such incremental rate not in excess of 2% per annum as may be specified by Lender.

                           (e) If not sooner paid, the principal Indebtedness evidenced by the Term Loan A Note shall be payable in full in one lump sum payment on the Term Loan A Maturity Date, unless the Term Loan A Maturity Date is extended pursuant to Section 8.2 below. The principal

         Indebtedness evidenced by the Term Loan B Note shall be payable in twenty-four (24) equal consecutive monthly installments of $145,833.33 each, commencing on July 1, 1999 and continuing on the first calendar day of each month thereafter through and including the Term Loan B Maturity Date.

                           (f) The principal Indebtedness evidenced by each Note shall be prepaid on or before the third Banking Day following the receipt by Borrower or any of its Subsidiaries of (i) Net Cash Issuance Proceeds from the issuance of debt securities of Borrower or any of its Subsidiaries by an amount equal to 100% of such Net Cash Issuance Proceeds and (iv) Net Cash Issuance Proceeds from the issuance of equity securities of Borrower or any of its Subsidiaries (EXCEPT an issuance of equity securities to Borrower or to a Wholly-Owned Subsidiary or to employees or former employees of Borrower pursuant to an employee stock option plan maintained by Borrower), by an amount equal to 100% of such Net Cash Issuance Proceeds. Such amount shall be applied to the principal balance of each Note on a PRO RATA basis.

                           (g) The principal Indebtedness evidenced by each Note may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, EXCEPT that with respect to any voluntary prepayment under this Subsection, (i) any partial prepayment shall be not less than $1,000,000 and shall be an integral multiple of $500,000, (ii) shall have received written notice of any prepayment by 9:00 a.m. California time on the date that is one
         (1) Banking Day before the date of prepayment (which must be a Banking
         Day) in the case of an Alternate Base Rate Loan, and, in the case of a Eurodollar Rate Loan, three (3) Banking Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal on any Eurodollar Rate Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid, and (iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period shall be subject to Section 3.6(e).


                  3.2  INTENTIONALLY OMITTED.

                  3.3 LOAN FEE. On the Closing Date, Borrower shall pay to Lender a loan fee in the sum of $277,500 from the proceeds of Term Loan A. Such fee shall be fully-earned upon the funding of the Loans and shall thereafter be non-refundable.

                  3.4 EXAMINATION FEE. On the Closing Date, Borrower shall pay Lender a fee in an amount equal to $500 per day (including both field days and report preparation days) per examiner plus out-of-pocket expenses incurred by Lender for Lender's pre-closing audit of Borrower's books and records.

                  3.5 INCREASED COMMITMENT COSTS. If Lender shall determine in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by Lender (or its Eurodollar Lending Office) or any corporation controlling Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority not imposed as a result of Lender's or such corporation's failure to comply with any other Laws, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling Lender and (taking into consideration Lender's or such corporation's policies with respect to capital adequacy and Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within five (5) Banking Days after demand of Lender, Borrower shall pay to Lender, from time to time as specified in good faith by Lender, additional amounts sufficient to compensate Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, PROVIDED that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand. Lender's determination of such amounts shall be conclusive in the absence of manifest error.

                  3.6  EURODOLLAR COSTS AND RELATED MATTERS.

                           (a) In the event that any Governmental Agency imposes on Lender any reserve or comparable requirement (INCLUDING any emergency, supplemental or other reserve) with respect to the Eurodollar Obligations of Lender, Borrower shall pay Lender within five
         (5) Banking Days after demand all amounts necessary to compensate such Lender in respect of the imposition of such reserve requirements (PROVIDED, that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand). Lender's determination of such amount shall be conclusive in the absence of manifest error.

                           (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

                                    (1) shall subject Lender or its Eurodollar
                  Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Loan, or shall change the basis of taxation of payments to Lender attributable to the principal of or interest on any Eurodollar Rate Loan or any other amounts due under this Agreement in respect of any Eurodollar Rate Loan, EXCLUDING (i) taxes imposed on or measured in whole or in part by its overall net income by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws;

                                    (2) shall impose, modify or deem applicable
                  any reserve not applicable or deemed applicable on the date hereof (INCLUDING any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, Lender or its Eurodollar Lending Office); or

                                    (3) shall impose on Lender or its Eurodollar
                  Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, of its Note evidencing Eurodollar Rate Loans, or this Agreement, or shall otherwise affect any of the same;

         and the result of any of the foregoing, as determined in good faith by Lender, increases the cost to Lender or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Loan or reduces the amount of any sum received or receivable by Lender or its Eurodollar Lending Office with respect to any Eurodollar Rate Loan then, within five (5) Banking Days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction; PROVIDED, that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand. A statement of Lender claiming compensation under this subsection shall be conclusive in the absence of manifest error.

                           (c) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of Lender, make it unlawful or impossible for Lender or its Eurodollar Lending Office to make, maintain or fund any Eurodollar Rate Loan, or materially restrict the authority of Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and Lender shall so notify Borrower, then Lender's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and Lender forthwith shall give notice thereof to Borrower. Upon receipt of such notice, the outstanding principal amount of Lender's Eurodollar Rate Loans together with accrued interest thereon, automatically shall be converted to Alternate Base Rate Loans on either (1) the last day of the Eurodollar Period(s) applicable to such Euro dollar Rate Loans if Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day(s) or (2) immediately, if Lender may not lawfully continue to maintain such Eurodollar Rate Loans to such day(s), PROVIDED that in such event the Conversion shall not be subject to payment of a prepayment fee under Section 3.6(e). Lender agrees to designate a different Eurodollar Lending Office if such designation will avoid the need to notify Borrower of any such Special Eurodollar Circumstance and will not, in the good faith judgment of Lender, otherwise be materially disadvantageous to Lender. In the event that Lender is unable, for the reasons set forth above, to make, maintain or fund any Eurodollar Rate Loan, Lender shall fund such amount as an Alternate Base Rate Loan for the same period of time, and such amount shall be treated in all respects as an Alternate Base Rate Loan.

                           (d) If, with respect to any proposed Eurodollar Rate
         Loan:

                                    (1) Lender reasonably determines in good
                  faith that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of Lender, deposits in Dollars (in the applicable amounts) are not being offered to Lender in the Designated Eurodollar Market for the applicable Eurodollar Period; or

                                    (2) the Eurodollar Rate as determined in
                  good faith by Lender (i) does not represent the effective pricing to Lender for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to Lender of making the applicable Eurodollar Rate Loans;

         then Lender forthwith shall give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to make any future Eurodollar Rate Loans shall be suspended.

                           (e) Upon payment or prepayment of any Eurodollar Rate Loan (OTHER THAN as the result of a Conversion required under Section 3.6(c)) on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), Borrower shall pay to Lender within five (5) Banking Days after demand a prepayment fee (determined as though 100% of the Eurodollar Rate Loan had been funded in the Designated Eurodollar Market) equal to the SUM of:

                                    (1) $250; PLUS

                                    (2) the amount, if any, by which (i) the
                  additional interest would have accrued on the amount prepaid at the Eurodollar Rate PLUS the Applicable Eurodollar Rate Margin if that amount had remained or been outstanding through the last day of the applicable Eurodollar Period EXCEEDS (ii) the interest that Lender could recover by placing such amount on deposit in the Designated Eurodollar Market for a period beginning on the date of the prepayment and ending on the last day of the applicable Eurodollar Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); PLUS

                                    (3) all out-of-pocket expenses incurred by
                  Lender reasonably attributable to such payment or prepayment.

         Lender's good faith determination of the amount of any prepayment fee payable under this Section after Lender has exercised reasonable efforts to mitigate the amount of such fee shall be conclusive in the absence of manifest error.

                           (f) Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle Lender to compensation pursuant to clause (a) or clause (b) of this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of Lender, otherwise be materially disadvantageous to Lender. Any request for compensation by Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by Lender.

                  3.7 LATE PAYMENTS. If any payment of principal or interest or any fee or cost or other amount payable under any Loan Document to Lender is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the SUM OF the Alternate Base Rate PLUS 2%, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (INCLUDING, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

                  3.8 COMPUTATION OF INTEREST AND FEES. Computation of interest and fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under any Note, and any amount paid as interest hereunder or under a Note which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

                  3.9 NON-BANKING DAYS. If any payment to be made by Borrower or any other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

                  3.10  MANNER AND TREATMENT OF PAYMENTS.

                           (a) Each payment hereunder (EXCEPT payments pursuant to Sections 3.5, 3.6, 11.3, 11.11 and 11.22) or on a Note or under any other Loan Document shall be made to Lender at Lender's Office in immediately available funds not later than 11:00 a.m. California time, on the day of payment (which must be a Banking Day). All payments received after such time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

                           (b) Borrower hereby authorizes Lender to debit the general operating bank account of Borrower to effect any payment due to Lender or pursuant to this Agreement. Any resulting overdraft in such account shall be payable by Borrower to Lender on the next following Banking Day.

                           (c) Lender shall use its best efforts to keep a record (in writing or by an electronic data entry system) of the Loans and payments received by it with respect to the Loans and such record shall, as against Borrower, be presumptive evidence of the amount of the Obligations. Notwithstanding the foregoing sentence, the failure by Lender to keep such a record shall not affect Borrower's obligation to pay the Obligations.

                           (d) Each payment of any amount payable by Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, EXCLUDING (i) taxes imposed on or measured in whole or in part by its overall net income by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to Lender under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to Lender as is necessary to result in Lender's receiving a net after-Tax amount equal to the amount to which Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower.

                  3.11  INTENTIONALLY OMITTED.

                  3.12 FAILURE TO CHARGE NOT SUBSEQUENT WAIVER. Any decision by Lender not to require payment of any interest (INCLUDING interest arising under Section 3.7), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of Lender's right to require full payment of any interest (INCLUDING interest arising under Section 3.7), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

                  3.13  INTENTIONALLY OMITTED.

                  3.14 FEE DETERMINATION DETAIL. Lender shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment due to Lender under ARTICLE 3 has been determined, concurrently with demand for such payment.

                  3.15 SURVIVABILITY. All of Borrower's obligations under Sections 3.5 and 3.6 shall survive for the ninety (90) day period following the date on which each Loan is fully paid and Borrower shall remain obligated thereunder for all claims under such Sections made by Lender to Borrower prior to the expiration of such period.

                                    Article 4
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------


                  Borrower represents and warrants to Lender as follows with respect to Borrower and its Subsidiaries, PROVIDED that each of Borrower's following representations and warranties concerning Island Pacific is made to the best of Borrower's knowledge:

                  4.1 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. Borrower is a corporation duly formed, validly existing and in good standing under the Laws of Nevada. Borrower is duly qualified or registered to transact business and is in good standing in California and each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, EXCEPT where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower has all requisite power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. The chief executive offices of Borrower are located in California. All outstanding shares of capital stock of Borrower are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, EXCEPT where the failure so to comply, obtain authorizations, etc., file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

                  4.2 AUTHORITY; COMPLIANCE WITH OTHER AGREEMENTS AND INSTRUMENTS AND GOVERNMENT REGULATIONS. The execution, delivery and performance by Borrower and the Subsidiary Guarantors of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate action, and do not and will not:

                           (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such Party;

                           (b) Violate or conflict with any provision of such Party's charter, articles of incorporation or bylaws, as applicable;

                           (c) Result in or require the creation or imposition of any Lien (OTHER THAN pursuant to the Loan Documents) or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

                           (d) Violate any Requirement of Law applicable to such Party;

                           (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and such Party is not in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

                  4.3 NO GOVERNMENTAL APPROVALS REQUIRED. EXCEPT as previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower or any Subsidiary Guarantor of the Loan Documents to which it is a Party.

                  4.4  SUBSIDIARIES.

                           (a) SCHEDULE 4.4 hereto correctly sets forth the names, form of legal entity, number of shares of capital stock issued and outstanding, number of shares owned by Borrower or a Subsidiary of Borrower (specifying such owner) and jurisdictions of organization of all Subsidiaries of Borrower and specifies which thereof, as of the Closing Date, are inactive Subsidiaries. Except as described in
         SCHEDULE 4.4, Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interest in any Person. Unless otherwise indicated in
         SCHEDULE 4.4, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens, EXCEPT for Permitted Encumbrances.

                           (b) Each Subsidiary is a legal entity of the Type described in SCHEDULE 4.4 duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (EXCEPT where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

                           (c) Each Subsidiary is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, EXCEPT where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

                  4.5 FINANCIAL STATEMENTS. Borrower has furnished to Lender (a) the audited financial statements of Borrower for the Fiscal Year ended March 31, 1998 and (b) the unaudited balance sheet and statement of operations of Borrower for the Fiscal Year ended March 31, 1999. The financial statements described in clause (a) fairly present in all material respects the financial condition, results of operations and changes in financial position, and the balance sheet and statement of operations described in clause (b) fairly present the financial condition and results of operations of Borrower as of such dates and for such periods in conformity with GAAP consistently applied, subject only to normal year-end accruals and audit adjustments.

                  4.6 NO OTHER LIABILITIES; NO MATERIAL ADVERSE CHANGES. Borrower and its Subsidiaries do not have any material liability or material contingent liability required under GAAP to be reflected or disclosed, and not reflected or disclosed, in the balance sheet described in Section 4.5(b), OTHER THAN liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. Except as set forth on
SCHEDULE 4.6, as of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since March 31, 1999.

                  4.7 TITLE TO AND LOCATION OF PROPERTY. Borrower and its Subsidiaries have valid title to the Property (OTHER THAN assets which are the subject of a Capital Lease Obligation) reflected in the balance sheet described in Section 4.5(b), OTHER THAN items of Property or exceptions to title which are in each case immaterial and Property subsequently sold or disposed of in the ordinary course of business. Such Property is free and clear of all Liens and Rights of Others, OTHER THAN Liens or Rights of Others described in SCHEDULE 4.7A and Permitted Encumbrances and Permitted Rights of Others. All Property of Borrower and its Subsidiaries is located at one of the locations described in
SCHEDULE 4.7B.

                  4.8 INTANGIBLE ASSETS. To the best of Borrower's knowledge after due investigation, Borrower and its Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. EXCEPT as set forth in SCHEDULE 4.8, Borrower has not used any trade name, trade style or "dba" during the five year period ending on the Closing Date.

                  4.9 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  4.10 LITIGATION. EXCEPT for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries of less than $1,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any of its Subsidiaries and (d) matters set forth in SCHEDULE 4.10, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency.

                  4.11 BINDING OBLIGATIONS. Each of the Loan Documents to which Borrower and any Subsidiary Guarantor is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, EXCEPT as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

                  4.12 NO DEFAULT. No event has occurred and is continuing that is a Default or Event of Default.

                  4.13  ERISA.

                           (a) With respect to each Pension Plan:

                               (i) such Pension Plan complies in all material
                  respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                               (ii) such Pension Plan has not incurred any
                  "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                               (iii) no "reportable event" (as defined in
                  Section 4043 of ERISA, but EXCLUDING such events as to which the PBGC has by regulation waived the requirement therein contained that it be notified within thirty days of the occurrence of such event) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                               (iv) neither Borrower nor any of its Subsidiaries
                  has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

                           (b) Neither Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

                  4.14 REGULATION U; INVESTMENT COMPANY ACT. No part of the proceeds of the Loans will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulation U. Neither Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

                  4.15 DISCLOSURE. No written statement made by a Senior Officer to Lender in connection with this Agreement, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

                  4.16 TAX LIABILITY. Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Subsidiaries, EXCEPT (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material Property of Borrower or any of its Subsidiaries is at impending risk of being seized, levied upon or forfeited.

                  4.17 PROJECTIONS. As of the Closing Date, to the best knowledge of Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower, and the Projections are reasonably based on such assumptions. Nothing in this
Section 4.17 shall be construed as a representation or covenant that the Projections in fact will be achieved.

                  4.18 HAZARDOUS MATERIALS. Except as described in SCHEDULE 4.18, as of the Closing Date (a) neither Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate constitute a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or any of its Subsidiaries, such use, generation, storage and transportation are in compliance with all Hazardous Materials Laws except for such non-compliance that would not constitute a Material Adverse Effect or be materially adverse to the interests of Lender.

                  4.19 SECURITY INTERESTS. Upon the execution and delivery of the Borrower Security Agreement and the Subsidiary Security Agreement, such documents will create a valid first priority security interest in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others and other matters permitted by Section
6.9 and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Division 9 of the Uniform Commercial Code does not apply) and all actions necessary to perfect the security interests so created, OTHER THAN filing of the UCC-1 financing statements delivered to Lender pursuant to Section 8.1 with the appropriate Governmental Agency, have been taken and completed. Upon the execution and delivery of the Pledge Agreement, the Pledge Agreement will create a valid first priority security interest in the Pledged Collateral and upon delivery of the Pledged Collateral to Lender all action necessary to perfect the security interest so created will have been taken and completed.

                                    Article 5
                              AFFIRMATIVE COVENANTS
                           (OTHER THAN INFORMATION AND
                             REPORTING REQUIREMENTS)
                             -----------------------


                  So long as any Loan or other Obligation remains unpaid, Borrower shall, and shall cause its Subsidiaries to, unless Lender otherwise consents:

                  5.1 PAYMENT OF TAXES AND OTHER POTENTIAL LIENS. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, EXCEPT that Borrower and its Subsidiaries shall not be required to pay or cause to be paid
(a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material Property of Borrower or its Subsidiaries is at impending risk of being seized, levied upon or forfeited.

                  5.2 PRESERVATION OF EXISTENCE. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties EXCEPT (a) a merger permitted by
Section 6.3 or as otherwise permitted by this Agreement and (b) where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

                  5.3 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, EXCEPT that the failure to maintain, preserve and protect a particular item of Property that is at the end of its useful life or that is not of significant value, either intrinsically or to the operations of Borrower, shall not constitute a violation of this covenant.

                  5.4 MAINTENANCE OF INSURANCE. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate.

                  5.5 COMPLIANCE WITH LAWS. Comply with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, EXCEPT that Borrower and its Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

                  5.6 INSPECTION RIGHTS. Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) permit Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees or accountants.

                  5.7 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower and its Subsidiaries.

                  5.8 COMPLIANCE WITH AGREEMENTS. Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, EXCEPT for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or (c) if the failure to comply does not constitute a Material Adverse Effect.

                  5.9 USE OF PROCEEDS. Use the proceeds of the Loans to consummate the Island Pacific Acquisition.

                  5.10 HAZARDOUS MATERIALS LAWS. Keep and maintain all Real Property and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify Lender in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of any of Borrower of any material occurrence or condition on any real Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

                  5.11 FUTURE SUBSIDIARIES. Pledge all of the capital stock of any Significant Domestic Subsidiary, and 65% of the capital stock of any Significant Foreign Subsidiary formed or acquired after the Closing Date pursuant to the Pledge Agreement, and cause each such future Significant Domestic Subsidiary to execute and deliver an appropriate joinder to the Subsidiary Guaranty and the Subsidiary Security Agreement.

                  5.12 FUTURE REAL PROPERTY. Promptly following its acquisition of any fee simple real property, execute and deliver to Lender a deed of trust or mortgage in form and substance acceptable to Lender creating a first priority Lien on such real property securing the Obligations, and provide to the Lender such customary lender's title insurance policies, appraisals, environmental reports and other related documents as Lender may reasonably request.

                  5.13 YEAR 2000 COMPLIANCE. Take such steps as are reasonably necessary to assure that, prior to November 1, 1999, Borrower and its Subsidiaries are Year 2000 Compliant. Such steps shall include the performance of a comprehensive review and assessment of all data storage and operating systems and the adoption of a detailed plan and budget for the remediation, monitoring and testing of such systems. The term "YEAR 2000 COMPLIANT" means, for purposes of the foregoing, that all hardware, software, firmware, equipment, goods and systems used by Borrower and its Subsidiaries or which are material to the business operations or financial condition of Borrower and its Subsidiaries will properly perform date-sensitive functions on and after January 1, 2000.

                                    Article 6
                               NEGATIVE COVENANTS
                               ------------------


                  So long as any Loan or other Obligation remains unpaid, Borrower shall not, and shall not permit any of its Subsidiaries to, unless otherwise consents:

                  6.1 PAYMENT OF SUBORDINATED OBLIGATIONS. Pay any (a) principal (INCLUDING sinking fund payments) or any other amount (OTHER THAN scheduled interest payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation or (b) scheduled interest on any Subordinated Obligation UNLESS the payment thereof is then permitted pursuant to the terms of the indenture or other agreement governing such Subordinated Obligation.

                  6.2 DISPOSITION OF PROPERTY. Make any Disposition of its Property, whether now owned or hereafter acquired, EXCEPT (a) a Disposition by Borrower to a Wholly-Owned Subsidiary, or by a Subsidiary to Borrower or a Wholly-Owned Subsidiary and (b) a Disposition by Borrower of all of the capital stock or substantially all of the assets of IBIS Systems Limited.

                  6.3 MERGERS. Merge or consolidate with or into any Person, EXCEPT (a) mergers and consolidations of a Subsidiary of Borrower into Borrower or a Wholly-Owned Subsidiary or of Subsidiaries with each other and (b) a merger or consolidation of a Person into Borrower or with or into a Wholly-Owned Subsidiary of Borrower which constitutes an Acquisition permitted by Section 6.5; PROVIDED that (i) Borrower or a Wholly-Owned Subsidiary is the surviving entity, (ii) no Change in Control results therefrom, (iii) no Default or Event of Default then exists or would result therefrom and (iv) Borrower and each of the Subsidiary Guarantors execute such amendments to the Loan Documents as Lender may reasonably determine are appropriate as a result of such merger.

                  6.4 HOSTILE ACQUISITIONS. Directly or indirectly use the proceeds of the Loans in connection with the acquisition of part or all of a voting interest of five percent (5%) or more in any corporation or other business entity if such acquisition is opposed by the board of directors of such corporation or business entity.

                  6.5 ACQUISITIONS. Make any Acquisition, EXCEPT (a) the Island Pacific Acquisition and (b) any Acquisition of a Person engaged in the same line of business as Borrower if the aggregate consideration paid and payable by Borrower in respect of such Acquisition and in respect of all transactions related to such Acquisition does not exceed $8,000,000.

                  6.6 DISTRIBUTIONS. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, EXCEPT:

                           (a) Distributions by any Subsidiary of Borrower to Borrower or any Wholly-Owned Subsidiary; and

                           (b) dividends payable on Common Stock; PROVIDED that no Default or Event of Default then exists or would result therefrom.

                  6.7 ERISA. At any time, permit any Pension Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

                  6.8 CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of the business of Borrower and its Subsidiaries, taken as a whole.

                  6.9 LIENS AND NEGATIVE PLEDGES. Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of their respective Properties, or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, EXCEPT:

                           (a) Liens and Negative Pledges existing on the Closing Date and disclosed in SCHEDULE 4.7 and any renewals/extensions or amendments thereof, PROVIDED that the obligations secured or benefitted thereby are not increased;

                           (b) Liens and Negative Pledges under the Loan Documents;

                           (c) Permitted Encumbrances;

                           (d) Liens on Property acquired by Borrower or any of its Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition;

                           (e) Liens securing Indebtedness permitted by Section 6.10(d) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness; and

                           (f) Non-consensual Liens securing Indebtedness of not more than $500,000, PROVIDED that such Liens are discharged within thirty (30) days after their incurrence by Borrower.

                  6.10 INDEBTEDNESS AND GUARANTY OBLIGATIONS. Create, incur or assume any Indebtedness or Guaranty Obligation EXCEPT:

                           (a) Indebtedness and Guaranty Obligations existing on the Closing Date and disclosed in SCHEDULE 6.10, and refinancings, renewals, extensions or amendments that do not increase the amount thereof;

                           (b) Indebtedness and Guaranty Obligations under the Loan Documents;

                           (c) Indebtedness and Guaranty Obligations owed to Borrower or any of its Subsidiaries;

                           (d) Indebtedness consisting of Capital Lease
         Obligations, or otherwise incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within 90 days before or after the purchase or construction of the capital asset), or to refinance any such Indebtedness;

                           (e) Subordinated Obligations in such amount as may be approved in writing by Lender;

                           (f) Indebtedness consisting of debt securities for which the Net Cash Issuance Proceeds will be applied as a mandatory prepayment pursuant to Section 3.1(f); and

                           (g) Guaranty Obligations in support of the obligations of a Wholly-Owned Subsidiary, PROVIDED that such obligations are not prohibited by this Agreement.

                  6.11 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of Borrower OTHER THAN (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors (or executive committee thereof) of Borrower and expressly authorized by a resolution of the board of directors (or executive committee) of Borrower which is approved by a majority of the directors (or executive committee) not having an interest in the transaction, (c) transactions (other than inter-company loans) between or among Borrower and its Subsidiaries and (d) transactions on overall terms at least as favorable to Borrower or its Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

                  6.12 INVESTMENTS. Make or suffer to exist any Investment, OTHER THAN:

                           (a) Investments in existence on the Closing Date and disclosed on SCHEDULE 6.12;

                           (b) Investments consisting of Cash Equivalents;

                           (c) Investments in a Person that is the subject of an Acquisition permitted by Section 6.5;

                           (d) Investments consisting of advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation, anticipated bonus and analogous ordinary business purposes;

                           (e) Investments in a Domestic Subsidiary that is a Wholly- Owned Subsidiary;

                           (f) Investments in a Foreign Subsidiary that is a Wholly- Owned Subsidiary and Investments in Joint Ventures;

                           (g) Investments consisting of the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

                           (h) Investments received in connection with the settlement of a bona fide dispute with another Person;

                           (i) Investments representing all or a portion of the sales price of Property sold or services provided to another Person;

                           (j) Investments by Foreign Subsidiaries in any other Subsidiary of Borrower (whether a Domestic Subsidiary or a Foreign Subsidiary); and

                           (k) Investments not described above not in excess of $50,000 during the term of this Agreement.

                  6.13 CAPITAL EXPENDITURES. Make any Capital Expenditure if to do so would result in the aggregate of all Capital Expenditures made during the term of this Agreement to exceed $750,000.

                  6.14 OPERATING LEASES. Incur any obligation to pay rent under an operating lease during the term of this Agreement if to do so would result in the aggregate obligation of Borrower and its Subsidiaries to pay rent under all operating leases during the term of this Agreement to exceed $1,000,000.

                  6.15 SUBSIDIARY INDEBTEDNESS. Permit (whether or not otherwise permitted under Section 6.10) any Subsidiary to create, incur, assume or suffer to exist any Indebtedness or Guaranty Obligation, EXCEPT (a) Indebtedness and Guaranty Obligations in existence on the Closing Date, (b) a Guaranty Obligation required by Section 5.11, (c) Indebtedness owed to Borrower or another Subsidiary of Borrower, (d) Capital Lease Obligations and purchase money obligations of a Subsidiary in respect of Property used by that Subsidiary, and
(e) line of credit debt of up to $10,000,000 outstanding at any time.

                  6.16 AMENDMENTS TO SUBORDINATED OBLIGATIONS. Amend or modify any term or provision of any indenture, agreement or instrument evidencing or governing any Subordinated Obligation in any respect that will or may adversely affect the interests of Lender.

                  6.17 MINIMUM BOOK NET WORTH. Permit Book Net Worth to be less than the sum of (i) $47,000,000 and (ii) the consolidated net profit after taxes of Borrower and its Subsidiaries for each Fiscal Quarter ending after the Closing Date, commencing with the Fiscal Quarter ending June 30, 1999.

                                    Article 7
                     INFORMATION AND REPORTING REQUIREMENTS
                     --------------------------------------


                  7.1 FINANCIAL AND BUSINESS INFORMATION. So long as any Loan or other Obligation remains unpaid, Borrower shall, unless Lender otherwise consents, at Borrower's sole expense, deliver the following to Lender:

                           (a) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter (OTHER THAN the fourth Fiscal Quarter in any Fiscal Year), the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated and consolidating statements of operations and cash flows for such Fiscal Quarter, and the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by the chief financial officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

                           (b) As soon as practicable, and in any event within 90 days after the end of Borrower's Fiscal Year ended March 31, 1999, the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated and consolidating statements of operations, stockholders' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP, consistently applied, and such consolidated financial statements shall be accompanied by a report of Deloitte & Touche LLP or other independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to Lender, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by Lender in its good faith business judgment to be adverse to the interests of Lender. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default then existing or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such

         Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.12 through 6.17, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement;

                           (c) Promptly after request by Lender, copies of any detailed audit reports by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

                           (d) Promptly after the same are available, and in any event within five (5) Banking Days after filing with the Securities and Exchange Commission, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under
         Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section 7.1;

                           (e) Promptly after request by Lender, copies of any other report or other document that was filed by Borrower with any Governmental Agency;

                           (f) Promptly upon a Senior Officer becoming aware, and in any event within five (5) Banking Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA, but EXCLUDING such events as to which the PBGC has by regulation waived the requirement therein contained that it be notified within thirty days of the occurrence of such event) or (ii) non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

                           (g) As soon as practicable, and in any event within two (2) Banking Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower is taking or proposes to take with respect thereto;

                           (h) Promptly upon a Senior Officer becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower that is $1,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor under a credit agreement involving Indebtedness of $1,000,000 or more or any lessor under a lease involving aggregate rent of $1,000,000 or more has asserted a default thereunder on the part of Borrower or,
         (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower under a contract that is not a credit agreement or material lease with respect to a claim of in excess of $1,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, a written notice describing the pertinent facts relating thereto and what action Borrower is taking or proposes to take with respect thereto; and

                           (i) Such other data and information relating to the financial condition of Borrower as from time to time may be reasonably requested by Lender.

                  7.2 COMPLIANCE CERTIFICATES. So long as any Loan or other Obligation remains unpaid or unperformed, Borrower shall, at Borrower's sole expense, deliver to Lender concurrently with the financial statements required pursuant to Sections 7.1(a) and 7.1(b), a Compliance Certificate signed by a Senior Officer.

                                    Article 8
                                   CONDITIONS
                                   ----------


                  8.1 THE LOANS. The obligation of Lender to make the Loans is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the Loans (unless Lender, in its sole and absolute discretion, shall agree otherwise):

                           (a) Lender shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to Lender and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless Lender otherwise agrees or directs):

                                    (1) at least one (1) executed counterpart of
                  this Agreement;

                                    (2) the Term Loan A Note and the Term Loan B
                  Note, each executed by Borrower to the order of Lender;

                                    (3) the Borrower Security Agreement executed
                  by Borrower;

                                    (4) the Subsidiary Guaranty executed by the
                  Subsidiary Guarantors;

                                    (5) the Subsidiary Security Agreement
                  executed by the Subsidiary Guarantors;

                                    (6) the Pledge Agreement executed by
                  Borrower;

                                    (7) the Pledged Collateral, together with
                  executed undated stock powers relating thereto;

                                    (8) such financing statements on Form UCC-1
                  executed by Borrower and the Subsidiary Guarantors with respect to the Borrower Security Agreement and the Subsidiary Security Agreement as Lender may request;

                                    (9) with respect to Borrower and the
                  Subsidiary Guarantors, such documentation as Lender may reasonably require to establish the due organization, valid existence and good standing of Borrower and the Subsidiary Guarantors, their qualification to engage in business in each material jurisdiction in which they are engaged in business and required to be so qualified, their authority to execute, deliver and perform the Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, INCLUDING certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                                    (10) a copy of the executed Stock Purchase
                  Agreement, the exhibits and schedules thereto, and all other material ancillary documents relating to the Island Pacific Acquisition;

                                    (11) a Certificate of the chief financial
                  officer of Borrower certifying that the representation contained in Section 4.17 is, to the best of his or her knowledge, true and correct; and

                                    (12) a Certificate of the chief financial
                  officer of Borrower certifying that the conditions specified in Sections 8.1(e) and 8.1(f) have been satisfied.

                           (b) The fees payable on the Closing Date pursuant to
         Section 3.3 shall be paid from the proceeds of Term Loan A.

                           (c) Lender shall be reasonably satisfied that, upon the filing of the financing statements described in Section 8.1(a)(8) with the appropriate Governmental Agencies, Lender will hold a first priority perfected Lien in the Collateral, subject only to Permitted Encumbrances.

                           (d) The reasonable costs and expenses of Lender in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower prior to the Closing Date, shall have been paid or provided to be paid on the Closing Date.

                           (e) The representations and warranties of Borrower contained in ARTICLE 4 shall be true and correct in all material respects.

                           (f) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the Loans, no Default or Event of Default shall have occurred and be continuing.

                           (g) Lender shall have been satisfied with each of:
         (i) its due diligence investigation of Borrower, its Subsidiaries and their respective assets; (ii) its audit of the books and records of Borrower and its Subsidiaries; (iii) its review of the budget of Borrower and its Subsidiaries for Capital Expenditures; (iv) its review of the Projections; (v) its review of the operating financial statements of Borrower and its Subsidiaries; (vi) its review of the material agreements, including management agreements, of Borrower and its Subsidiaries; and (vii) its review of the Stock Purchase Agreement and the terms and conditions of the Island Pacific Acquisition.

                           (h) All legal matters relating to the Loan Documents and the Island Pacific Acquisition shall be reasonably satisfactory to Sheppard, Mullin, Richter & Hampton LLP, special counsel to Lender.

                  8.2 REFINANCE LOAN. The obligation of Lender to refinance Term Loan A on the Term Loan A Maturity Date is subject to the following conditions precedent (unless Lender, in its sole and absolute discretion, shall agree otherwise):

                           (a) EXCEPT (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or
         (ii) as disclosed by Borrower and approved in writing by Lender, the representations and warranties contained in ARTICLE 4 (OTHER THAN Sections 4.4, 4.6 (first sentence), 4.10 and 4.17) shall be true and correct in all material respects on and as of the Term Loan A Maturity Date as though made on that date;

                           (b) no circumstance or event shall have occurred that constitutes a Material Adverse Effect since the Closing Date;

                           (c) other than matters described in SCHEDULE 4.10 or not required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

                           (d) Lender shall have received such security agreements, financing statements and other security documents, in each case duly executed by Borrower or the applicable Subsidiary Guarantor, as Lender may require to create, evidence or a perfect a Lien in favor of Lender on all patents and other intellectual property assets of Borrower, which shall be substantially identical and not more onerous to Borrower than the documents executed and delivered at the Closing Date;

                           (e) Borrower and Lender shall have entered into a definitive loan agreement, in form and substance reasonably acceptable to Lender, providing for, among other terms, a loan fee of $37,500 and the following financial covenants (Borrower's compliance with which shall be determined quarterly, on a consolidated basis) but which otherwise shall be substantially similar to this Agreement:

                                    (i) a Leverage Ratio of not less than 2.50
                  to 1.00; and

                                   (ii) a Fixed Charge Coverage Ratio of not
                  less than 1.25 to 1.00;

                           (f) Borrower shall have failed to complete the sale of substantially all of the assets or capital stock of IBIS Systems Limited, or the promissory note in the approximate original principal amount of $14,000,000 issued to Borrower by the purchaser of IBIS Systems Limited shall not have been paid in full; and

                           (g) Lender shall have received, in form and substance reasonably satisfactory to Lender, such other assurances, certificates, documents or consents related to the foregoing as the Lenders reasonably may require.

                                    Article 9
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
              ----------------------------------------------------


                  9.1 EVENTS OF DEFAULT. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

                           (a) Borrower fails to pay any principal on either of the Notes, or any portion thereof, on the date when due; or

                           (b) Borrower fails to pay any interest on either of the Notes within two (2) Banking Days after the date when due, or any fees under Sections 3.3, 3.4 or 3.5, or any portion thereof within two
         (2) Banking Days after demand therefor; or fails to pay any other fee or amount payable to Lender under any other Loan Document, or any portion thereof, within three (3) Banking Days after demand therefor; or

                           (c) Borrower fails to comply with any of the covenants contained in ARTICLE 6, unless such default (other than any breach of Section 6.13, 6.14, 6.17 or any financial covenant which hereafter may be added to this Agreement) can be cured and Borrower remedies such default within seven (7) calendar days after Borrower's receipt of written notice thereof from Lender; or

                           (d) Borrower fails to comply with Section 7.1(g) in any respect that is materially adverse to the interests of Lender; or

                           (e) Borrower or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c) or (d) above) contained in any Loan Document on its part to be performed or observed within twenty (20) Banking Days after the giving of notice by Lender of such Default or, if such Default is not reasonably susceptible of cure within such period, within such longer period as is reasonably necessary to effect a cure so long as such Borrower or such Party continues to diligently pursue cure of such Default but not in any event in excess of forty (40) Banking Days; or

                           (f) Any representation or warranty of Borrower or any other Party made in any Loan Document, or in any certificate or other writing delivered by Borrower or such Party pursuant to any Loan Document, proves to have been materially incorrect when made or reaffirmed in any respect that will have a materially adverse effect on the interests of Lender; or

                           (g) Borrower (i) without cause fails to pay the principal, or any principal installment, of any present or future Indebtedness of $5,000,000 or more, or any guaranty of present or future Indebtedness of $5,000,000 or more, on its part to be paid, when due (or within any stated grace period or extended due date), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $5,000,000 or more, or of any guaranty of present or future Indebtedness of $5,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Borrower to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness; or

                           (h) Any Loan Document, at any time after its execution and delivery and for any reason OTHER THAN the agreement or action (or omission to act) of Lender or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which is materially adverse to the interests of Lender; or any Collateral Document ceases (other than by action or inaction of Lender) to create a valid and effective Lien in any material portion of the Collateral; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

                           (i) A final judgment against Borrower is entered for the payment of money in excess of $1,000,000 (not covered by insurance or for which an insurer has reserved its rights) and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of Borrower and is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

                           (j) Borrower institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty (60) calendar days; or

                           (k) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

                           (l) Any Pension Plan maintained by Borrower is finally determined by the PBGC to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA in excess of an amount equal to 5% of the consolidated total assets of Borrower as of the most-recently ended Fiscal Quarter; or

                           (m) Lender determines in good faith that a circumstance or event has occurred that constitutes a Material Adverse Effect.

                  9.2 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of Lender provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

                           (a) Upon the occurrence, and during the continuance, of any Event of Default, OTHER THAN an Event of Default described in
         Section 9.1(j), Lender may declare all or any part of the unpaid principal of each of the Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                           (b) Upon the occurrence of any Event of Default described in Section 9.1(j), the entire unpaid principal balance of each of the Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                           (c) Upon the occurrence of any Event of Default, Lender, without notice to (EXCEPT as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (EXCEPT as to notices expressly provided for in any Loan Document), may proceed to protect, exercise and enforce its rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

                           (d) The order and manner in which Lender's rights and remedies are to be exercised shall be determined by Lender in its sole discretion, and all payments received by Lender shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by Lender) of Lender, and thereafter to the other Obligations. For the purpose of computing Borrower's Obligations hereunder and under the Notes, payments shall be applied FIRST, to the costs and expenses of Lender, as set forth above, SECOND, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application and THIRD, to the payment of all other amounts (including principal and fees) then owing to Lender under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Lender hereunder or thereunder or at Law or in equity.

                                   Article 10
                             [INTENTIONALLY OMITTED]
                             -----------------------

                                   Article 11
                                  MISCELLANEOUS
                                  -------------


                  11.1 CUMULATIVE REMEDIES; NO WAIVER. The rights, powers, privileges and remedies of Lender provided herein or in the Notes or any other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy.

                  11.2 AMENDMENTS; CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by Lender, and then only in the specific instance and for the specific purpose given.

                  11.3 COSTS, EXPENSES AND TAXES. Borrower shall pay within five
(5) Banking Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof. Borrower shall also pay on demand, accompanied by an invoice therefor, the reason able costs and expenses of Lender in connection with the refinancing, restructuring, reorganization (INCLUDING a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (INCLUDING reasonably allocated costs of legal counsel employed by Lender), independent public accountants and other outside experts retained by Lender, whether or not such costs and expenses are incurred or suffered by Lender in connection with or during the course of any bankruptcy or insolvency proceedings of any of Borrower or any Subsidiary thereof. Borrower shall pay any and all documentary and other taxes, EXCLUDING (i) taxes imposed on or measured in whole or in part by Lender's overall net income imposed on it by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" or (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the


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extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in 11.11 Lender from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to Lender under this Section 11.3 shall bear interest from the fifth Banking Day following the date of demand for payment at the Default Rate.

                  11.4  INTENTIONALLY OMITTED.

                  11.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by Lender, notwithstanding any investigation made by Lender.

                  11.6 NOTICES. EXCEPT as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature page of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. EXCEPT as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

                  11.7 EXECUTION OF LOAN DOCUMENTS. Unless Lender otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any


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such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

                  11.8  BINDING EFFECT; ASSIGNMENT.

                           (a) This Agreement and the other Loan Documents to which Borrower is a Party will be binding upon and inure to the benefit of Borrower, Lender, and their respective successors and assigns, EXCEPT that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of Lender. Lender represents that it is not acquiring the Notes with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Notes must be within the control of Lender). Lender may at any time pledge the Notes or any other instrument evidencing its rights under this Agreement to a Federal Reserve Bank, but no such pledge shall release Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of Lender hereunder absent foreclosure of such pledge.

                           (b) Lender may from time to time grant participations to one or more banks or other financial institutions in a portion of either of the Loans; PROVIDED, HOWEVER, that (i) Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a lender hereunder for any purpose EXCEPT, if the participation agreement so provides, for the purposes of Sections 3.6, 3.7, 11.11 and 11.22, but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such participant absent the participation, (iv) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement, and (v) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents OTHER THAN those which (A) extend the Term Loan A Maturity Date or the Term Loan B Maturity Date (other than in accordance with
         Section 8.2 above) or any other date upon which any payment of money is due to Lender, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to Lender, (C) release any material Subsidiary Guaranty, or (D) release any material Collateral from the Lien of the Collateral Documents, except if such release of material Collateral occurs in connection with a Disposition permitted under
         Section 6.2, in which case such release shall not require the consent of either Lender or any holder of a participation interest in the Loans.


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


                  11.9 RIGHT OF SETOFF. If an Event of Default has occurred and is continuing, Lender may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

                  11.10  INTENTIONALLY OMITTED.

                  11.11 INDEMNITY BY BORROWER. Borrower agrees to indemnify, save and hold harmless Lender and its directors, officers, agents, attorneys and employees (collectively the "INDEMNITEES") from and against: (a) any and all claims, demands, actions or causes of action (EXCEPT a claim, demand, action, or cause of action for any amount excluded from the definition of "Taxes" in
Section 3.12(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Affiliates or any of its officers, directors or stockholders relating to the Loan or the use or contemplated use of proceeds of the Loans; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, reasonable costs or expenses (INCLUDING reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; PROVIDED that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or


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


compromising such claim or proceeding and shall obtain Borrower's prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this Section 11.11 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the fore going) selected by the Indemnitees and reasonably acceptable to Borrower; PROVIDED, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each affected Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and FURTHER PROVIDED that (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by Lender or a combination of the foregoing). Any obligation or liability of Borrower to any Indemnitee under this Section 11.11 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to Lender.

                  11.12 NONLIABILITY OF LENDER. Borrower acknowledges and agrees that:

                           (a) Inspections of any Property of Borrower made by or through Lender are for the purpose of administration of the Loans only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

                           (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender;


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


                           (c) The relationship between Borrower and Lenders is, and shall at all times remain, solely that of borrower and lender; Lender shall not under any circumstance be construed to be a partner or joint venturer of Borrower or its Affiliates; Lender shall not under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; Lender does not undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any other Person is entitled to rely thereon; and

                           (d) Lender shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds Lender harmless on the terms set forth in
         Section 11.11 from any such loss, damage, liability or claim.

                  11.13 NO THIRD PARTIES BENEFITTED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and Lender in connection with the Loan, and is made for the sole benefit of Borrower, and Lender, and the Lender's successors and assigns. EXCEPT as provided in Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

                  11.14 CONFIDENTIALITY. Lender agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, EXCEPT for disclosure: (a) to Affiliates of Lender; (b) to legal counsel and accountants for Borrower or any Lender; (c) to other professional advisors to Borrower or Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this
Section 11.14; (d) to regulatory officials having jurisdiction over Lender; (e) as required by Law or legal process, provided that Lender agrees to notify Borrower of any such disclosures unless prohibited by applicable Laws, or in connection with any legal proceeding to which Lender and Borrower are adverse parties; and (f) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of Lender's interests hereunder or a participation interest in the Notes, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14. For the purpose of the foregoing, "confidential information" shall mean any information


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


respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, OTHER THAN (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, Lender, and
(iii) information previously disclosed by Borrower to any Person not associated with Borrower which does not owe a professional duty of confidentiality to Borrower or which has not executed an appropriate confidentiality agreement with Borrower. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of Lender to Borrower.

                  11.15 FURTHER ASSURANCES. Borrower shall, at its expense and without expense to Lender take, execute and deliver such further acts and documents as Lender from time to time reasonably requires for the assuring and confirming unto Lender of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

                  11.16 INTEGRATION. This Agreement the other Loan Documents comprise the complete and integrated agreement of the parties on the subject matter hereof and supersede all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; PROVIDED that the inclusion of supplemental rights or remedies in favor of Lender in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

                  11.17 GOVERNING LAW; JURISDICTION AND VENUE. EXCEPT to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the Laws of California applicable to contracts made and performed in California. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN A CALIFORNIA STATE COURT IN LOS ANGELES OR SAN DIEGO OR THE U.S. DISTRICT COURT (CENTRAL OR SOUTHERN DISTRICT OF CALIFORNIA). THE PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND THE PARTIES HEREBY WAIVE ANY OBJECTION THEY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, THE PARTIES HEREBY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.17.


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


                  11.18 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

                  11.19 HEADINGS. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

                  11.20 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

                  11.21  INTENTIONALLY OMITTED.

                  11.22 HAZARDOUS MATERIAL INDEMNITY. Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to Lender and its directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all reasonable costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under


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


or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the fore going indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by Lender. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section shall be unlimited corporate obligations of Borrower and shall NOT be secured by any Lien on any Real Property. Any obligation or liability of Borrower to any Indemnitee under this
Section 11.22 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to Lender.

                  11.23 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  11.24 PURPORTED ORAL AMENDMENTS. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF LENDER THAT DOES NOT COMPLY WITH
SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.


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


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  BORROWER:

                                  SVI HOLDINGS, INC.



                                  By:/S/ David L. Reese
                                     -------------------------------------------
                                               David L. Reese
                                               Chief Financial Officer


                                  Address:

                                  SVI  Holdings, Inc.
                                  7979 Ivanhoe Avenue
                                  Suite 500
                                  La Jolla, California  92037

                                  Attn:  David L. Reese, Chief Financial Officer

                                  Telecopier:     (619) 551-5289
                                  Telephone:      (619) 551-2365




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


                                  LENDER:

                                  UNION BANK OF CALIFORNIA, N.A.,



                                  By:/S/ Douglas S. Lambell
                                     -------------------------------------------
                                               Douglas S. Lambell
                                               Vice President

                                  By:/S/ Linda L. Welker
                                     -------------------------------------------
                                               Linda L. Welker
                                               Vice President




                                  Address:

                                  Union Bank of California, N.A.
                                  San Diego Commercial Banking Office
                                  530 "B" Street, 4th Floor, S-420
                                  San Diego, California 92101-4407

                                  Attn:     Linda L. Welker, Vice President

                                  Telecopier:     (619) 230-3766
                                  Telephone:      (619) 230-3378


                                      -73-